                                                                     Exhibit 3.1

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          QUICKSILVER RESOURCES INC.


        Pursuant to Section 242 of the Delaware General Corporation Law


     Quicksilver Resources Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

FIRST:    The name of the Corporation is Quicksilver Resources Inc.

SECOND: New articles ELEVENTH, TWELFTH and THIRTEENTH of the Restated Certificate of Incorporation are hereby added and the full text of such new articles is as follows:

     ELEVENTH: (a) The number of directors constituting the entire Board of Directors shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided, further, that the number of directors constituting the entire Board shall be seven until otherwise fixed by a majority of the entire Board.

     (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders of the Corporation at which this article ELEVENTH is approved, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     (c) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation, any director or the entire Board of Directors of the

AMENDMENTS TO THE BYLAWS OF QUICKSILVER RESOURCES INC.                    Page 3

     Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holder of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     TWELFTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to cause any such action to be taken by consent in writing, without a meeting, prior notice, and a vote, is specifically denied.

     THIRTEENTH: Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, this Restated Certificate of Incorporation or the Bylaws), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of articles NINTH, TENTH, ELEVENTH, TWELFTH, or THIRTEENTH of this Restated Certificate of Incorporation.

THIRD: This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of the date of filing.

FOURTH: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Quicksilver Resources Inc., has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed by its President and Chief Executive Officer and attested by its Secretary this 5th day of June, 2001.

                                        QUICKSILVER RESOURCES INC.


                                        By:  /s/ Glenn Darden
                                            -----------------------------------
                                            Glenn Darden, President and
                                            Chief Executive Officer

ATTEST:


   /s/ Bill Lamkin
-----------------------------------
Bill Lamkin, Executive Vice President,
Chief Financial Officer and Secretary

AMENDMENTS TO THE BYLAWS OF QUICKSILVER RESOURCES INC.                    Page 4